                                                                     EXHIBIT 4.3


                                 STRONG FUNDS
                NON-STANDARDIZED PROFIT SHARING PLAN AND TRUST
                              WITH 401(k) FEATURE
                            ADOPTION AGREEMENT #001

The undersigned Employer adopts the Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature for those Employees who shall qualify as Participants hereunder, to be known as the

                            ACCUSTAFF INCORPORATED
              --------------------------------------------------

              EMPLOYEE SAVINGS AND PROFIT SHARING PLAN AND TRUST
              --------------------------------------------------
                               (Enter Plan Name)

The Plan shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

I.    EMPLOYER INFORMATION

      Name of Employer      ACCUSTAFF INCORPORATED
                      ----------------------------------------------

      Address    6440 ATLANTIC BOULEVARD
              ------------------------------------------------------

                 JACKSONVILLE, FL  32211
              ------------------------------------------------------

      Telephone      (904) 725-5574
               -----------------------------------------------------

Employer Identification Number    59  -  3116655
                               ------   ----------------------------

      A.  TYPE OF ENTITY

             ( )    S Corporation
             ( )    Professional Service Corporation
             (x)    Corporation
             ( )    Sole Proprietorship
             ( )    Partnership
             ( )    Other (specify)
                                   -----------------------------

      AND, is the Employer a member of...

               a controlled group?    (x) Yes    ( ) No
               an affiliated service group?   ( ) Yes    (x) No

      B.   PLAN NUMBER assigned by the Employer (select one)

           (x) 001   ( ) 002   ( ) 003   ( ) Other
                                                  --------------

     C.    LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

           (x) State   ( ) Commonwealth of   Florida   ,  and this
                                          -------------
           Plan and Trust shall be governed under the same.

     D     EMPLOYER FISCAL YEAR means the 12 consecutive month period:

           Commencing on   January 1st    (e.g., January 1st) and
                        -----------------
                          month     day

           ending on   December 31st    .
                       -----------------
                         month     day

--------------------------------------------------------------------------------

II.  PLAN INFORMATION

     A.   EFFECTIVE DATE

     This Adoption Agreement of the Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401 (k) Feature shall:

        ( )  establish a new Plan and Trust effective as of
                                                           ---------------------
             (hereinafter called the "Effective Date").

        (x) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective October 1, 1983 (hereinafter called the
                                -----------------
             "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is June 1, 1996 .
                                                                 ------------

     B.  PLAN YEAR

         PLAN YEAR means the 12 consecutive month period:

            Commencing on January 1st (e.g., January 1st)
                          -----------

            and ending on December 31st.
                          -------------

     C.  IS THERE A SHORT PLAN YEAR?

         (x)   No

         ( )   Yes, beginning
                              ------------------------------
               and ending                               .
                          ------------------------------

------------------------------------------------------------------------------

III.   COMPENSATION

       A. COMPENSATION (Plan Section 1.9) with respect to any Participant means:

            ( )  Wages, Tips and Other Compensation on Form W-2.
            ( )  (S)3401(a) Wages (wages for withholding purposes).
            (x)  (S)415 Safe-Harbor Compensation.

       B.   AND COMPENSATION

               ( )  shall exclude
               (x)  shall not exclude

               all of the following (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

            HOWEVER, FOR NON-INTEGRATED PLANS, Compensation shall exclude the following (select all that apply):

               (x)  N/A. No exclusions
               ( )  overtime
               ( )  bonuses
               ( )  commissions
               ( )  other
                         ------------------------------------

       C.   COMPENSATION shall be measured over the following period:

               ( )  The Plan Year.
               (x) The Plan Year. However, for the Plan Year in which an Employee's participation begins, Compensation will be measured from the date the Participant entered the Plan.
               ( )  A 12 consecutive month period beginning on
                                                              ----------------
                    and ending with or within the Plan Year.

       NOTE: The Limitation Year for Annual Additions shall be the same as the year on which Compensation is based.

       D.   IN ADDITION, COMPENSATION
               (x)  shall include
               ( )  shall not include

               Compensation which is not currently includible in the Participant's gross income by reason of the application of Code section 125, 402(a) (8), 402 (h) (1) (B) or 403 (b).

IV.   CONTRIBUTION PERIODS

      A. The Contribution Period for Elective Deferral Contributions and/or Employee Contributions shall be:

              (x)  Monthly
              ( )  Bi-weekly
              ( )  Other
                        --------------------
              ( ) N/A.  No Elective Deferral or Employee Contributions will be made.

      B.   The Contribution Period for Matching Contributions shall be:

              (x)  Annual (based on the Plan Year)
              ( )  Monthly
              ( )  Bi-weekly
              ( )  Other
                        ---------------------
              ( )  N/A.  No Matching Contributions will be made.

      C. The Contribution Period for Nonelective (Profit Sharing) Contributions shall be:

              (x)  Annual (based on the Plan Year)
              ( )  Other
                        ----------------------
              ( )  N/A.  No Nonelective Contributions will be made.

--------------------------------------------------------------------------------

V.   ELIGIBILITY AND PLAN ENTRY PROVISIONS

     A.   ELIGIBILITY REQUIREMENTS

          1. To become a Participant, an Employee must meet the following Age and Service Requirements:

             ( )  Immediate Participation.  No Age or Service Requirements.

             (x)  Age Requirement

                  The minimum attained age is 21 years. (Not greater than 21
                                             ----
                  years. If an annual Entry Date is chosen, the minimum age may not exceed 20 1/2 years.

             (x)  Service Requirement

                    1 Year(s) of Service. (Not greater than 1 Year if the Plan
                  ----
                  provides for graded vesting; not greater than 2 Years if the Plan provides for full and immediate vesting upon participation. If the Year(s) of Service includes a fractional year, an Employee will not be required to complete any specific number of Hours of Service to receive credit for such year. If an annual Entry Date is chosen, the Service Requirement may not exceed 1/2 Year, or 1 1/2 Years respectively).

            2. Job Class Requirement. To become a Participant, an Employee must NOT be a member of any one of the following groups:

                     ( )  N/A.  No job class exclusions.

                 a.  ( )  Employees paid by commissions only.
                 b.  ( )  Employees hourly paid.
                 c.  ( )  Employees paid by salary.
                 d.  ( )  Leased employees.
                 e.  ( )  Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer
                          and employee representatives, if retirement benefits
                          were the subject of good faith bargaining. For this
                          purpose, the term "employee representatives" does not
                          include any organization more than half of whose
                          members are Employees who are owners, officers, or
                          executives of the Employer, unless the collective
                          bargaining agreement provides for coverage under the
                          Plan.
                 f.  (x)  Highly Compensated Employees.
                 g.  ( )  Employees who are non-resident aliens who received no earned income from the Employer which constitutes
                          income from sources within the United States.
                 h.  ( )  Other (specify)                                      .
                                         --------------------------------------

          NOTE: Excluding Employees pursuant to (a), (b), (c), (d), or (h) above may impact minimum coverage, ADP/ACP, and general nondiscrimination testing.

            3.   FOR NEW PLANS ONLY - Immediate Eligibility.

                 ( ) Regardless of any of the above Age or Service Requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

            4.   Employees of Affiliated Employers:

                 a.  (x)  will be
                 b.  ( )  will not be (or N/A)

                 treated as Employees of the Employer adopting the Plan.

         NOTE: If (a) is elected, each Affiliated Employer should execute this Adoption Agreement as an Adopting Employer.

      B.   PLAN ENTRY DATE

           Eligible Employees shall become Participants:

              (x)  Monthly - on the first day of the month coinciding with or next following the date on which they met the requirements.
              ( )  Semi-Annually - on the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which they met the
                   requirements.
              ( )  Annually - on the first day of the Plan Year next following the date on which they met the requirements. (Eligibility
                   requirements must be 1/2 Year of Service or less and age
                   20-1/2 or less.)
              ( )  Other:                                                    ,
                         ----------------------------------------------------
                   provided that an Employee who has satisfied the maximum Age and Service Requirements that are permissible above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) six months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such Plan
                   Entry Date.

--------------------------------------------------------------------------------

VI.   SERVICE CREDITING PROVISIONS

      A. HOURS OF SERVICE will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

           (x) On the basis of actual hours for which an Employee is paid or entitled to payment.
           ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
           ( ) On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
           ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
           ( ) On the basis of the months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

      B.   EXCLUDED YEARS OF SERVICE

           The Vesting Percentage shall be based on all Years of Service (i.e., completion of 1000 Hours of Service in a Plan Year) except that the following periods shall be excluded:

              (x)  N/A.  All Years of Service are counted.
              ( ) Years of Service prior to the time the Participant attained age 18.
              ( ) Years of Service during which the Employer did not maintain this Plan or a predecessor plan.

      C.   SERVICE WITH OTHER EMPLOYERS

           An Employee's service with the following subsidiary, affiliated employer(s), and/or any unrelated entity listed below shall be considered as Service for purposes of this Plan:

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

VII.  VESTING PERCENTAGE

The vesting schedule, based on number of Years of Service, shall be:

      1. (x) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

      2.   ( )  0-2 years            0%        3.  ( ) 0-4 years           0%
                  3 years          100%                  5 years         100%

      4.   ( )  0-1 year             0%        5.  ( ) 0-2 years           0%
                  2 years           20%                  3 years          20%
                  3 years           40%                  4 years          40%
                  4 years           60%                  5 years          60%
                  5 years           80%                  6 years          80%
                  6 years          100%                  7 years         100%

      6.   ( ) Other - Must be at least as liberal as 1 through 5 above.

                   Years of Service                Percentage

                ----------------------               ------
                ----------------------               ------
                ----------------------               ------
                ----------------------               ------
                ----------------------               ------
                ----------------------               ------

For a Plan with a separate vesting schedule for Employer Matching Contributions, Matching Contributions will vest as follows:

        1. ( ) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

        2.  (  )  0-2 years     0%  3. (  )  0-4 years        0%
                    3 years   100%             5 years      100%

        4.  (  )  0-1 year      0%  5. (  )  0-2 years        0%

       B.   EMPLOYER MATCHING CONTRIBUTIONS

            ( )  The Employer SHALL NOT make Matching Contributions.

            The Employer shall allocate Matching Contributions to each eligible Participant equal to:

               ( )       % of the Participant's Elective Deferral Contributions.
                    -----
               (x) a discretionary percentage, to be determined by the Employer, of the Participant's Elective Deferral Contributions.
               ( )       % of the Participant's Elective Deferral Contributions
                    -----
                    which do not exceed       % of the Participant's
                                        ------
                    Compensation, plus an additional      % of the
                                                     -----
                    Participant's Elective Deferral Contributions which exceed
                          % of the Participant's Compensation, but do not
                    ------
                    exceed       % of the Participant's Compensation.
                           ------

           The Employer Matching Contributions on behalf of a Participant will be limited as follows:

               ( )  Only Elective Deferral Contributions up to      % of the
                                                               -----
                    Participant's Compensation per Contribution Period will be matched.

               ( )  The Matching Contribution for a Participant will not exceed
                    $        for the Plan Year.
                     -------

               (x)  N/A.  No limits.

           A Participant must meet the following requirement(s) to be eligible to receive a Matching Contribution:

               ( ) N/A. Participants employed on any day of the Contribution Period will receive the Matching Contribution.

               (x) A Participant must be employed on the last day of the Contribution Period for the Matching Contribution.

               ( ) For Annual Contribution Period only - A Participant must be credited with at least 500 Hours of Service during the Plan Year.

               (x) For Annual Contribution Period only - A Participant must be credited with at least 1000 Hours of Service during the Plan Year.

       C.   TRUE-UP MATCHING CONTRIBUTIONS

               (x)  N/A.  No True-Up Matching Contributions will be made.

               ( ) In addition, at the end of the Plan Year, the Employer may contribute additional Matching Contributions to the extent that each eligible Participant's Matching Contribution would be determined on an annual basis, rather than per Contribution Period.

       D.   EMPLOYER NONELECTIVE (PROFIT SHARING) CONTRIBUTIONS

            ( )  No Nonelective Contributions will be made.

            ( ) The Employer may make a discretionary Nonelective Contribution out of its current or accumulated Net Profit.

            (x) The Employer may make a discretionary Nonelective Contribution which is not limited to its current or accumulated Net Profit.

            The Nonelective Contribution will be allocated in accordance with the following formula:

               (x) In the same ratio as each Participant's Compensation bears to the total Compensation of all Participants.

               ( )  Integrated with Social Security (Maximum Disparity).

                    The Integration Level shall be:

                        a.  ( )  The Taxable Wage Base.
                        b.  ( )        % of the Taxable Wage Base.
                                 ------
                        c.  ( )  The greater of $10,000 or 20% of the Taxable
                                 Wage Base.
                        d.  ( )  $             .
                                  -------------

                    NOTE: The integration percentage of 5.7% shall be reduced to:

                           5.4% if the Integration Level is more than 80% but less than 100% of the Taxable Wage Base; or

                           4.3% if the Integration Level is more than 20% but less than or equal to 80% of the Taxable Wage Base.

       A Participant must meet the following requirement(s) to be eligible to receive a Nonelective Contribution (Participants who terminate employment during the Plan Year due to Death, Disability, or Retirement shall always be eligible):

            1.( ) N/A. Participants employed on any day of the Contribution
                  Period will receive the Nonelective Contribution regardless of Hours of Service.

            2.(x) A Participant must be employed on the last day of the
                  Contribution Period for the Nonelective Contribution.

            3.( ) A Participant must be credited with at least 500 Hours of
                  Service during the Plan Year.

            4.(x) A Participant must be credited with at least 1000 Hours of
                  Service during the Plan Year.

              NOTE: If (2), (3), or (4) above is selected, minimum participation and minimum coverage testing could be affected.

   E.  VOLUNTARY EMPLOYEE CONTRIBUTIONS

       ( ) No, Voluntary Contributions will not be allowed.
       (x) Yes, Voluntary Contributions are allowed, subject to the limits of
           Article V.

   F.  ROLLOVER CONTRIBUTIONS

       ( ) No, Rollover Contributions will not be allowed.
       (x) Yes, Rollover Contributions will be allowed; and

           (x)  May be made by Participants only; or
           ( )  May be made by any Employee, even if not a Participant.

   G.  TRANSFERS FROM OTHER QUALIFIED PLANS

       ( ) No, Transfers will not be allowed.
       (x) Yes, Transfers will be allowed subject to approval by the Plan Administrator.

--------------------------------------------------------------------------------

IX.    FORFEITURES

       A.  Forfeitures of Matching Contributions will be:

           ( ) N/A.  No Matching Contributions or 100% vesting.
           (x) Used as an Employer Credit for the next Employer Contribution or Plan Expenses.
           ( ) Reallocated according to the provisions governing Nonelective
               Contributions.

       B.  Forfeitures of Nonelective Contributions will be:

           (x) N/A.  No Nonelective Contributions or 100% vesting.
           ( ) Used as an Employer Credit for the next Employer Contribution or
               Plan Expenses.
           ( ) Reallocated according to the provisions governing Nonelective
               Contributions.

-------------------------------------------------------------------------------

X.     INVESTMENT OF PARTICIPANT'S ACCOUNT

           ( ) Participants SHALL NOT have the authority to direct the investment of Employer Contributions.
           (x) Participants SHALL have authority to direct the investment of Employer Contributions. The following shall have authority to direct the investment of their Participant's Account:

               (x) Current Participants
               (x) Former Participants with a deferred vested account balance
               (x) Beneficiaries
               (x) Alternate Payees

-------------------------------------------------------------------------------

XI.    FORM OF DISTRIBUTIONS

       A. Distributions from the Plan may be made in the following forms (check all that are allowed):

               (x) Single sums
               (x) Installments over a period certain not extending beyond the life expectancy of the Participant or joint life expectancies of the Participant and their Designated Beneficiary
               ( ) Annuities

           NOTE: Annuities must be selected if the Plan has ever accepted a plan-to-plan transfer of assets from a plan that allowed annuities as a form of distribution.

       B.  Distributions may be made in:

           ( ) Cash only (including any life insurance or annuity contracts)
           (x) Cash or Property

-------------------------------------------------------------------------------

XII.   WITHDRAWALS BEFORE TERMINATION

       A.  ELECTIVE DEFERRAL CONTRIBUTIONS

           1. Withdrawals after age 59-1/2

              ( ) Withdrawals of Elective Deferral Contributions SHALL NOT be
                  allowed.
              (x) Withdrawals of Elective Deferral Contributions SHALL be
                  allowed.

           2. Withdrawals for Serious Financial Hardship

              ( ) Withdrawals of Elective Deferral Contributions SHALL NOT be
                  allowed.
              (x) Withdrawals of Elective Deferral Contributions SHALL be
                  allowed.

       B.  EMPLOYER MATCHING CONTRIBUTIONS

           1. Withdrawals

              ( ) Withdrawal of the vested portion of Employer Matching
                  Contributions SHALL NOT be allowed.
              (x) Withdrawal of the vested portion of Employer Matching
                  Contributions SHALL be allowed.

              If withdrawals of Employer Matching Contributions are permitted, the Participant must satisfy one of the following conditions (You may select one or both. If both are selected, withdrawals may be taken upon satisfaction of either condition, not both):

              (x) The Participant must have attained age 59-1/2.
              ( ) The Participant must have been a Participant in the Plan for at least 60 months.

           2. Withdrawals for Serious Financial Hardship

              ( ) Withdrawal of the vested portion of Employer Matching
                  Contributions SHALL NOT be allowed.
              (x) Withdrawal of the vested portion of Employer Matching
                  Contributions SHALL be allowed.

       C.  EMPLOYER NONELECTIVE (PROFIT SHARING) CONTRIBUTIONS

           1. Withdrawals

              ( ) Withdrawal of the vested portion of Employer Nonelective
                  Contributions SHALL NOT be allowed.
              (x) Withdrawal of the vested portion of Employer Nonelective
                  Contributions SHALL be allowed.

              If withdrawals of Employer Nonelective Contributions are permitted, the Participant must satisfy one of the following conditions (You may select one or both. If both are selected, withdrawals may be taken upon satisfaction of either condition, not both):

              (x) The Participant must have attained age 59-1/2.
              ( ) The Participant must have been a Participant in the Plan for at least 60 months.

           2. Withdrawals for Serious Financial Hardship

              ( ) Withdrawal of the vested portion of Employer Nonelective
                  Contributions SHALL NOT be allowed.
              (x) Withdrawal of the vested portion of Employer Nonelective
                  Contributions SHALL be allowed.

       D.  ROLLOVER CONTRIBUTIONS

           1. Withdrawals

              ( ) Withdrawal of Rollover Contributions SHALL NOT be allowed.
              (x) Withdrawal of Rollover Contributions SHALL be allowed.

       E.  VOLUNTARY EMPLOYEE CONTRIBUTIONS

           1. Withdrawals

              ( ) Withdrawal of Voluntary Employee Contributions SHALL NOT be
                  allowed.
              (x) Withdrawal of Voluntary Employee Contributions SHALL be
                  allowed.

-------------------------------------------------------------------------------

XIII. LOANS TO PARTICIPANTS

      ( )  No, loans may not be made.
      (x)  Yes, loans may be made up to $50,000 or 1/2 vested interest.

      If YES, (check all that apply)...

           ( ) the minimum loan shall be $1,000.
           ( ) a Participant may have only one (1) outstanding loan at any time.
           ( ) loans shall only be made for reasons of hardship or financial necessity.

      NOTE: Department of Labor Regulations require the adoption of a SEPARATE written loan program setting forth the requirements outlined in Plan section 7.4.

--------------------------------------------------------------------------------

XIV.  RETIREMENT PROVISIONS

      A.   NORMAL RETIREMENT AGE ("NRA") means:

           (x) the date a Participant attains their 65th birthday. (not to exceed 65th)
           ( )  the later of the date a Participant attains their
                                                                 ---------------
                birthday (not to exceed 65th) or the       (not to exceed 5th)
                                                     ------
                anniversary of the first day of the Plan Year in which participation in the Plan commenced.

      B.   NORMAL RETIREMENT DATE shall be:

           ( )  as of the Participant's "NRA."

           OR (must select a. or b. AND 1. or 2.)

               a. ( )  as of the first day of the month...
               b. (x)  as of the Anniversary Date...

                    1. (x) coinciding with or next following the Participants "NRA."
                    2. ( )  nearest the Participant's "NRA."

       C.  EARLY RETIREMENT DATE means:

           a. ( ) No Early Retirement provision provided.
           b. ( ) the date on which a Participant . . .
           c. ( ) the first day of the month coinciding with or next following the date on which a Participant . . .
           d. (x) the Anniversary Date coinciding with or next following the date on which a Participant . . .

           AND, if b, c, or d was selected . . .

              (x) attains their  55th  birthday and has
                                ------
              (x) completed at least  10  Years of Service.
                                     ----
-------------------------------------------------------------------------------

XV.    DISTRIBUTIONS AFTER SEPARATION FROM SERVICE

       A.  DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
           Distributions upon the death of a Participant prior to receiving any benefits shall . . .

           (x) be made pursuant to the election of the Designated Beneficiary.
           ( ) begin within 1 year of the Participant's death and be payable over the life (or over a period not exceeding the life expectancy) of the Designated Beneficiary, except that if the Beneficiary is the Participant's spouse, begin before December 31 of the calendar year the Participant would have attained age 70-1/2.
           ( ) be made in full by December 31 of the calendar year of the 5th anniversary of the Participant's death.
           ( ) other                                                          .
                     ---------------------------------------------------------

       B.  LIFE EXPECTANCIES for minimum distributions required pursuant to Code section 401(a)(9) shall . . .

           (x) be recalculated at the Participant's election.
           ( ) always be recalculated.
           ( ) not be recalculated.

       C.  CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
           Distributions upon termination of employment shall be made upon satisfaction of one of the following:

           (x) Immediate distributions may be made at the Participant's election.
           ( ) The Participant has reached their Early or Normal Retirement Age.
           ( ) Distributions may be made at the Participant's election on or after the close of the Plan Year following termination of employment.
           ( ) Other                                                          .
                    ----------------------------------------------------------
-------------------------------------------------------------------------------

XVI.   LIMITATION ON ALLOCATIONS

       A. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code section 419(e), or an individual medical account, as defined in Code section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

           (x) N/A.
           ( ) The provisions of section 4.4(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
           ( ) Provide the method under which the Plans will limit total Annual
               Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

       B. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

           (x) N/A.
           ( ) In any Limitation Year, the Annual Additions credited to the
               Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with section 4.4(a)(4) of the Plan.
           ( ) Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

-------------------------------------------------------------------------------

XVII.  TOP HEAVY REQUIREMENTS

       A. TOP HEAVY VESTING If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code section 416 and/or before the Plan became a Top Heavy Plan.

           ( ) N/A.  The Plan already meets minimum vesting requirement.

           ( ) 0-1 years           0%             (x) 0-2 years           0%
                 2 years          20%                   3 years         100%
                 3 years          40%
                 4 years          60%
                 5 years          80%
                 6 years         100%

       NOTE: This section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

       B. TOP HEAVY DUPLICATIONS: When a Non-Key Employee is a Participant in this Plan and a defined benefit plan maintained by the EMployer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

           (x) The Employer does not maintain a defined benefit plan.
           ( ) A minimum, non-integrated contribution of 5% of each Non-Key
               Employee's total Compensation shall be provided in this Plan, as specified in section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
           ( ) A minimum, non-integrated contribution of 7-1/2% of each Non-Key
               Employee's total Compensation shall be provided in this Plan, as specified in section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
           ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code section 415(e).

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

       C. PRESENT VALUE OF ACCRUED BENEFIT (Plan section 2.2) for Top Heavy purposes where the Employer maintains a defined benefit plan in addition to this Plan, shall be based on . . .

           (x) N/A.  The Employer does not maintain a defined benefit plan.

           ( ) Interest Rate:
                             --------------------------------------------------

               Mortality Table:
                               ------------------------------------------------

       D. TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more defined contribution plans.

           (x) N/A.
           ( ) A minimum, non-integrated contribution of 3% of each Non-Key
               Employee's total Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
           ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code section 415(e).

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

-------------------------------------------------------------------------------

XVIII. PLAN ADMINISTRATOR AND TRUSTEE

       A. PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

           (x) Employer (Use Employer Address)

           ( ) Name
                   ------------------------------------------------------------

               Address
                      ---------------------------------------------------------

                      ------------------------------, ----------  -------------
                                 City                   State          Zip

               Telephone
                        -------------------------------------------------------

               Administrator's EIN       -
                                  ------   ------------------------------------

               NOTE: When the Administrator is other than the Employer, then the Administrator will have its own EIN.


       B.  TRUSTEE(S) is/are:
                                      Firstar Trust Company
                              -------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------

       TRUSTEE'S ADDRESS  ( ) Use Employer Address

               (x)    615 East Michigan Street
                   ------------------------------------------------------------

                      Milwaukee, WI  53202
                   ------------------------------------------------------------


                   ------------------------------------------------------------

       C.  PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

           (x) Employer (Use Employer Address)

           ( ) Name
                      ---------------------------------------------------------

               Address
                      ---------------------------------------------------------


                      -----------------------------, -------------  -----------
                                 City                   State           Zip

-------------------------------------------------------------------------------

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code section 401(a). In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. This Adoption Agreement and the Basic Plan Document shall together be known as Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature #01-001.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

Strong Capital Management, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. Furthermore, in order to be eligible to receive such notification, the Employer agrees to notify Strong Capital Management, Inc. of any change in address.

The elections under this Adoption Agreement may be changed by the Employer from time to time by a written instrument signed by the Employer and the Trustee, and accepted by the Sponsor. The Employer consents to the exercise by the Sponsor of the right to amend the Plan from time to time as it may deem necessary or advisable.

By signing this Adoption Agreement, the Employer specifically acknowledges that the Sponsor has no authority: (1) to answer legal questions and that all such questions shall be answered by legal counsel for the Employer; and (2) to make determinations involved in the administration of the Plan and that all such determinations shall be answered by the Employer's Plan Administrator or other designated representative.

Caution: You should very carefully examine the elections made in this Adoption Agreement and discuss them with legal counsel. Failure to properly fill out and follow the provisions in the Adoption Agreement may result in disqualification of the Plan.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be
executed on this       day of              , 19   .
                 -----        -------------    ---

EMPLOYER:                              TRUSTEE:

       ACCUSTAFF INCORPORATED                   FIRSTAR TRUST COMPANY
-------------------------------------  ----------------------------------------
           (enter name)                             (enter name)

By: /s/ Derek E. Dewan                 By:
   ----------------------------------     -------------------------------------

Name:   Derek E. Dewan                 Name:
     --------------------------------       -----------------------------------

Title:  Pres./CEO                      Title:
      -------------------------------        ----------------------------------


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

PARTICIPATING EMPLOYER:

MATTHEWS EMPLOYMENT SPECIALISTS, INC.
-------------------------------------
           (enter name)

By: /s/ Derek E. Dewan
   ----------------------------------

Name:   Derek E. Dewan
     --------------------------------

Title:  President/Director
      -------------------------------

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the Sponsor of this Plan or its designated representative):

Name        Ms. Kerry Gile
           --------------------------------------------------------------------
Address     Strong Funds
           --------------------------------------------------------------------
            100 Heritage Reserve
           --------------------------------------------------------------------
            P.O. Box 2936
           --------------------------------------------------------------------
            Milwaukee, WI  53201
           --------------------------------------------------------------------
Telephone   (414) 359-3400
           --------------------------------------------------------------------

ADDITIONAL PARTICIPATING EMPLOYERS:

      Excel Temporary Services
-------------------------------------
            (enter name)


By: /s/ Derek E. Dewan
   ----------------------------------

Name:   Derek E. Dewan
     --------------------------------

Title:  Pres./Director
      -------------------------------




             Perma Temp
-------------------------------------
            (enter name)


By: /s/ Derek E. Dewan
   ----------------------------------

Name:   Derek E. Dewan
     --------------------------------

Title:  Pres./Director
      -------------------------------

ADDITIONAL PARTICIPATING EMPLOYERS:

    Advantage Technical Services
-------------------------------------
           (enter name)


By: /s/ Derek E. Dewan
   ----------------------------------

Name:   Derek E. Dewan
     --------------------------------

Title:  President & CEO
      -------------------------------

                                FIRST ADDENDUM
                                      TO

                            ACCUSTAFF INCORPORATED
              EMPLOYEE SAVINGS AND PROFIT SHARING PLAN AND TRUST

Notwithstanding any provisions of the Adoption Agreement stating otherwise, this Plan shall be considered an individually-designed plan.

Notwithstanding any Plan provisions to the contrary, effective as of January 1, 1995, the following employees who are transferred to the Employer or an Affiliated Employer without a break in the continuity of their service shall receive credit for their Years of Service with such predecessor employer for purposes of eligibility and vesting in the Plan:

     (a) Employees of any predecessor employer which is merged with or into the Employer or any Affiliated Employer;

     (b) Employees of any predecessor employer which has substantially all of its assets and employees acquired by the Employer or an Affiliated Employer; and

     (c) Employees of any staffing company who have provided services as an employee of such staffing company to a client of the staffing company under a contract by which the staffing company was the exclusive provider of staffing services to the client and who became employees of the Employer or an Affiliated Employer by reason of the succession of the Employer or an Affiliated Employer to such staffing company as the exclusive provider of staffing services to such client.


                                       EMPLOYER:

                                                ACCUSTAFF INCORPORATED
                                       ----------------------------------------
                                                     (enter name)

                                       By: /s/ Derek E. Dewan
                                          -------------------------------------

                                       Name:   Derek E. Dewan
                                            -----------------------------------

                                       Title:  President & CEO
                                             ----------------------------------